Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(212) 922-1640	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS THIRD QUARTER 2017 RESULTS AND REAFFIRMS FULL YEAR EPS GUIDANCE

•	Reports quarterly revenue of $2.0 billion, an increase of 17% from the prior year

•	Delivers quarterly diluted net earnings per share of $1.14, up 37%

•	Generates quarterly adjusted diluted net earnings per share of $1.16, excluding disposition and Wellsite separation related costs of $0.02

•	Reaffirms 2017 full year diluted earnings per share guidance to be in the range of $4.23 to $4.33

•	Confirms Wellsite separation remains on track; signs agreement to sell the Warn consumer and industrial winch business for $250 million

DOWNERS GROVE, Ill., October 19, 2017 — Dover (NYSE: DOV) announced today that for the third quarter ended September 30, 2017, revenue was $2.0 billion, an increase of 17% from the prior year. The increase in the quarter was driven by organic growth of 9%, acquisition growth of 10% and a favorable impact from foreign exchange ("FX") of 1%, partially offset by a 3% impact from dispositions. Net earnings were $178.9 million, an increase of 38% as compared to $130.1 million for the prior year period. Diluted net earnings per share ("EPS") for the third quarter ended September 30, 2017, were $1.14, compared to $0.83 EPS in the prior year period, representing an increase of 37%. EPS for the third quarter ended September 30, 2017 included disposition and Wellsite separation related costs of $0.02. Excluding these costs, adjusted EPS for the third quarter ended September 30, 2017 was $1.16, an increase of 40% over the comparable prior year period. EPS for the third quarter ended September 30, 2017, and September 30, 2016, include restructuring costs of $0.02 EPS and $0.04 EPS, respectively.

Dover’s President and Chief Executive Officer, Robert A. Livingston, said, “Our third quarter performance reflected continued strength in our global markets. We posted broad-based organic growth in the quarter, which included particularly strong growth at our digital printing, waste handling, bearings & compression and pumps platforms. Additionally, we are very pleased with the strong performance of our businesses comprising Wellsite, which remains on track to be separated in early 2018. In all, our revenue growth and margin improvement were largely in line with our expectations.

“We continue to make strides in simplifying our portfolio. Along with our planned Wellsite separation, we recently signed an agreement to sell the consumer and industrial winch business of Warn for $250 million. This deal marks another step in streamlining our business and focusing on our core growth platforms. The Warn sale is expected to close in the fourth quarter, subject to closing conditions.

“With regard to guidance, we are reaffirming our full year EPS forecast. Our EPS guidance of $4.23 to $4.33 is based on full year revenue growth of 14% to 15% versus our prior forecast of 12% to 14%. Within this guidance, organic growth of 6% to 7%, acquisition growth of 10%, and a negative

2% impact from dispositions all remain largely unchanged. Our revenue forecast includes a neutral impact from FX for the year."

Full year guidance for 2017 does not include the anticipated fourth quarter gain for the Warn sale or any fourth quarter costs related to the Wellsite separation. The gain and incremental separation costs will be reported in EPS upon completion of the Warn disposition, and as costs are incurred for the Wellsite separation.

Dover will host a webcast of its third quarter 2017 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, October 19, 2017. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s third quarter results and its operating segments can be found on the Company’s website.

About the Wellsite Separation:

Dover has previously announced it is exploring strategic alternatives for the separation of its upstream energy businesses within its Energy segment, collectively, the “Wellsite” business. The Company is considering options which may include a tax-free spin-off, sale or other strategic combination. Dover’s Wellsite business, which includes Dover Artificial Lift, Dover Energy Automation, and US Synthetic (“USS”), operate in some of the most attractive segments of the oil & gas drilling and production industry. Dover expects to complete its assessment of strategic separation alternatives by the end of the year and will provide additional information once we have decided on a specific transaction or have otherwise determined that further disclosure is required or appropriate.

About Dover:

Dover is a diversified global manufacturer with annual revenue exceeding $7 billion. We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through four operating segments: Engineered Systems, Fluids, Refrigeration & Food Equipment and Energy. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of 29,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

Forward-Looking Statements:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements concern future events and may be indicated by words or phrases such as "may," "anticipates," "expects," "believes," "suggests," "will," "plans," "should," "would," "could," and "forecast," or the use of the future tense and similar words or phrases. Forward-looking statements address matters that are uncertain, including, by way of example only: the potential separation of the Wellsite business, including any potential spin-off, sale or other strategic transaction, operating and strategic plans, future sales, earnings, cash flows, margins, organic growth, growth from acquisitions, restructuring charges, cost structure, capital expenditures, capital allocation, capital structure, dividends, cash flows, exchange rates, tax rates, interest rates, interest expense, changes in operations and trends in industries in which our businesses operate, anticipated market conditions and our positioning, global economies, and operating improvements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Dover’s control. These factors could cause actual results to differ materially from current expectations and include, but are not limited to, uncertainties as to the structure and timing of any Wellsite separation transaction and whether it will be completed, the possibility that closing conditions for a Wellsite separation transaction may not be satisfied or waived, the impact of the strategic review and any separation transaction on Dover and the Wellsite business on a standalone basis if the separation is completed, and whether the strategic benefits of separation can be achieved, economic conditions generally and changes in economic conditions globally and in the markets and industries served by our businesses, including oil and gas activity and U.S. industrials activity; conditions and events affecting domestic and global financial and capital markets; oil and natural gas demand, production growth, and prices; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; changes in customer demand and capital spending; risks related to our international operations and the ability of our businesses to expand into new geographic markets; the impact of interest rate and currency exchange rate fluctuations; increased competition and pricing pressures; the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of our businesses to adapt to technological developments; the ability of our businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; the impact of loss of a single-source manufacturing facility; short-term capacity constraints; domestic and foreign governmental and public policy changes or developments, including import/export laws and sanctions, tax policies, environmental regulations and conflict minerals disclosure requirements; increases in the cost of raw materials; our ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures, and to realize anticipated earnings and synergies from acquired businesses and joint ventures; our ability to achieve expected savings from integration and other cost-control initiatives, such as lean and productivity programs as well as efforts to reduce sourcing input costs; the impact of legal compliance risks and litigation, including product recalls; indemnification obligations related to acquired or divested businesses; cybersecurity and privacy risks; protection and validity of patent and other intellectual property rights; goodwill or intangible asset impairment charges; a downgrade in our credit ratings which, among other matters, could make obtaining financing more difficult and costly; and work stoppages, union and works council campaigns and other labor disputes which could impact our productivity. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - THIRD QUARTER 2017

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$2,006,275	$1,707,763	$5,812,998	$5,016,381
Cost of goods and services	1,261,942	1,075,975	3,658,045	3,164,116
Gross profit	744,333	631,788	2,154,953	1,852,265
Selling, general, and administrative expenses	470,516	421,042	1,439,852	1,301,901
Operating earnings	273,817	210,746	715,101	550,364
Interest expense	35,453	33,789	108,794	100,886
Interest income	(1,761)	(795)	(6,679)	(4,021)
Gain on sale of businesses	—	—	(90,093)	(12,061)
Other expense (income), net	2,697	(3,424)	2,888	(7,739)
Earnings before provision for income taxes	237,428	181,176	700,191	473,299
Provision for income taxes	58,516	51,092	184,974	125,569
Net earnings	$178,912	$130,084	$515,217	$347,730

Net earnings per share:
Basic	$1.15	$0.84	$3.31	$2.24
Diluted	$1.14	$0.83	$3.27	$2.22

Weighted average shares outstanding:
Basic	155,757	155,300	155,668	155,182
Diluted	157,555	156,798	157,565	156,562

Dividends paid per common share	$0.47	$0.44	$1.35	$1.28

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2017				2016
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2016
REVENUE
Engineered Systems
Printing & Identification	$249,238	$278,220	$272,941	$800,399	$239,681	$263,648	$253,091	$756,420	$266,082	$1,022,502
Industrials	358,397	377,210	372,891	1,108,498	337,314	328,784	317,471	983,569	360,212	1,343,781
	607,635	655,430	645,832	1,908,897	576,995	592,432	570,562	1,739,989	626,294	2,366,283

Fluids	525,195	553,259	562,818	1,641,272	399,062	405,838	412,822	1,217,722	482,852	1,700,574

Refrigeration & Food Equipment	356,834	426,304	438,788	1,221,926	363,252	429,386	451,328	1,243,966	376,373	1,620,339

Energy	324,088	359,168	359,298	1,042,554	283,230	259,008	273,248	815,486	292,952	1,108,438

Intra-segment eliminations	(380)	(810)	(461)	(1,651)	(266)	(319)	(197)	(782)	(510)	(1,292)
Total consolidated revenue	$1,813,372	$1,993,351	$2,006,275	$5,812,998	$1,622,273	$1,686,345	$1,707,763	$5,016,381	$1,777,961	$6,794,342

NET EARNINGS
Segment Earnings:
Engineered Systems	$174,398	$106,820	$98,348	$379,566	$93,748	$104,034	$97,240	$295,022	$96,807	$391,829
Fluids	52,639	73,558	87,164	213,361	46,047	54,033	66,178	166,258	34,663	200,921
Refrigeration & Food Equipment	33,562	65,829	65,413	164,804	38,161	63,230	64,111	165,502	118,126	283,628
Energy	41,691	53,368	51,936	146,995	11,244	(75)	13,279	24,448	30,888	55,336
Total segments	302,290	299,575	302,861	904,726	189,200	221,222	240,808	651,230	280,484	931,714
Corporate expense / other	36,489	34,190	31,741	102,420	29,862	24,566	26,638	81,066	31,674	112,740
Interest expense	36,409	36,932	35,453	108,794	33,318	33,779	33,789	100,886	35,515	136,401
Interest income	(2,580)	(2,338)	(1,761)	(6,679)	(1,604)	(1,622)	(795)	(4,021)	(2,738)	(6,759)
Earnings before provision for income taxes	231,972	230,791	237,428	700,191	127,624	164,499	181,176	473,299	216,033	689,332
Provision for income taxes	59,725	66,733	58,516	184,974	28,268	46,209	51,092	125,569	54,871	180,440
Net earnings	$172,247	$164,058	$178,912	$515,217	$99,356	$118,290	$130,084	$347,730	$161,162	$508,892

SEGMENT MARGIN
Engineered Systems	28.7%	16.3%	15.2%	19.9%	16.2%	17.6%	17.0%	17.0%	15.5%	16.6%
Fluids	10.0%	13.3%	15.5%	13.0%	11.5%	13.3%	16.0%	13.7%	7.2%	11.8%
Refrigeration & Food Equipment	9.4%	15.4%	14.9%	13.5%	10.5%	14.7%	14.2%	13.3%	31.4%	17.5%
Energy	12.9%	14.9%	14.5%	14.1%	4.0%	—%	4.9%	3.0%	10.5%	5.0%
Total segment operating margin	16.7%	15.0%	15.1%	15.6%	11.7%	13.1%	14.1%	13.0%	15.8%	13.7%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Systems	$19,575	$20,259	$22,104	$61,938	$16,036	$16,075	$16,238	$48,349	$25,597	$73,946
Fluids	28,503	29,473	30,252	88,228	20,511	20,981	20,833	62,325	22,899	85,224
Refrigeration & Food Equipment	15,035	14,522	14,093	43,650	16,728	16,881	16,146	49,755	15,263	65,018
Energy	31,365	32,000	33,421	96,786	34,160	33,289	32,605	100,054	31,366	131,420
Corporate	1,120	1,164	994	3,278	1,169	868	901	2,938	2,193	5,131
Total depreciation and amortization expense	$95,598	$97,418	$100,864	$293,880	$88,604	$88,094	$86,723	$263,421	$97,318	$360,739

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2017				2016
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2016
BOOKINGS
Engineered Systems
Printing & Identification	$256,665	$282,157	$268,700	$807,522	$242,569	$266,490	$248,443	$757,502	$268,951	$1,026,453
Industrials	419,455	367,352	366,430	1,153,237	329,957	304,345	331,435	965,737	374,073	1,339,810
	676,120	649,509	635,130	1,960,759	572,526	570,835	579,878	1,723,239	643,024	2,366,263

Fluids	565,987	554,656	576,538	1,697,181	418,345	413,767	413,535	1,245,647	457,283	1,702,930

Refrigeration & Food Equipment	438,576	466,276	357,855	1,262,707	411,367	468,661	429,134	1,309,162	336,645	1,645,807

Energy	348,317	352,617	$368,377	$1,069,311	273,445	246,021	270,685	790,151	299,771	1,089,922

Intra-segment eliminations	(1,149)	(529)	(468)	(2,146)	(90)	(944)	(245)	(1,279)	(308)	(1,587)

Total consolidated bookings	$2,027,851	$2,022,529	$1,937,432	$5,987,812	$1,675,593	$1,698,340	$1,692,987	$5,066,920	$1,736,415	$6,803,335

BACKLOG
Engineered Systems
Printing & Identification	$109,347	$115,763	$116,359		$102,640	$104,509	$101,190		$98,924
Industrials	310,008	301,474	297,860		235,384	210,646	224,892		252,780
	419,355	417,237	414,219		338,024	315,155	326,082		351,704

Fluids	371,717	378,774	398,827		286,457	315,786	318,246		331,238

Refrigeration & Food Equipment	341,530	382,598	302,574		303,479	332,312	309,462		258,329

Energy	156,255	147,568	158,645		144,828	129,873	126,519		134,181

Intra-segment eliminations	(729)	(378)	(383)		(36)	(265)	(252)		(102)

Total consolidated backlog	$1,288,128	$1,325,799	$1,273,882		$1,072,752	$1,092,861	$1,080,057		$1,075,350

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2017				2016
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2016
Net earnings per share:
Basic	$1.11	$1.05	$1.15	$3.31	$0.64	$0.76	$0.84	$2.24	$1.04	$3.28
Diluted	$1.09	$1.04	$1.14	$3.27	$0.64	$0.76	$0.83	$2.22	$1.03	$3.25

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:

Net earnings	$172,247	$164,058	$178,912	$515,217	$99,356	$118,290	$130,084	$347,730	$161,162	$508,892

Weighted average shares outstanding:
Basic	155,540	155,703	155,757	155,668	155,064	155,180	155,300	155,182	155,376	155,231
Diluted	157,399	157,513	157,555	157,565	156,161	156,595	156,798	156,562	156,816	156,636

Adjusted Earnings Per Share (Non-GAAP)
Net earnings are adjusted by gains on disposition of businesses, disposition costs and a product recall charge to derive adjusted net earnings and adjusted diluted earnings per common share as follows:

	2017				2016
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2016
Adjusted net earnings:
Net earnings	$172,247	$164,058	$178,912	$515,217	$99,356	$118,290	$130,084	$347,730	$161,162	$508,892
Gain on dispositions, pre-tax	(88,402)	—	—	(88,402)	(11,853)	—	—	(11,853)	(85,035)	(96,888)
Gain on dispositions, tax impact [1]	26,682	—	—	26,682	625	—	—	625	28,060	28,685
Disposition costs, pre-tax [2]	—	—	5,032	5,032	—	—	—	—	—	—
Disposition costs, tax impact [1]	—	—	(1,464)	(1,464)	—	—	—	—	—	—
Product recall charge, pre-tax	—	—	—	—	—	—	—	—	23,150	23,150
Product recall charge, tax impact [1]	—	—	—	—	—	—	—	—	(8,913)	(8,913)
Adjusted net earnings	$110,527	$164,058	$182,480	$457,065	$88,128	$118,290	$130,084	$336,502	$118,424	$454,926

Adjusted diluted earnings per common share:
Net earnings	$1.09	$1.04	$1.14	$3.27	$0.64	$0.76	$0.83	$2.22	$1.03	$3.25
Gain on dispositions, pre-tax	(0.56)	—	—	(0.56)	(0.08)	—	—	(0.08)	(0.54)	(0.62)
Gain on dispositions, tax impact	0.17	—	—	0.17	—	—	—	—	0.18	0.18
Disposition costs, pre-tax [2]	—	—	0.03	0.03	—	—	—	—	—	—
Disposition costs, tax impact	—	—	(0.01)	(0.01)	—	—	—	—	—	—
Product recall charge, pre-tax	—	—	—	—	—	—	—	—	0.15	0.15
Product recall charge, tax impact	—	—	—	—	—	—	—	—	(0.06)	(0.06)
Adjusted net earnings	$0.70	$1.04	$1.16	$2.90	$0.56	$0.76	$0.83	$2.15	$0.76	$2.90

[1] Gain on dispositions, disposition costs and the product recall charge were tax effected using the statutory tax rates in the specific jurisdiction for each period.
[2] Disposition costs include costs related to the Wellsite separation as well as the fourth quarter sale of Warn Industries.

* Per share data may be impacted by rounding.

DOVER CORPORATION
ADDITIONAL INFORMATION
(unaudited)(in thousands)

Quarterly Cash Flow

	2017				2016
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2016
Net Cash Flows Provided By (Used In):
Operating activities	$78,071	$155,877	$268,017	$501,965	$133,413	$207,868	$231,665	$572,946	$289,029	$861,975
Investing activities	81,780	(51,137)	(55,428)	(24,785)	(425,857)	(69,415)	(66,110)	(561,382)	(942,461)	(1,503,843)
Financing activities	(93,293)	(216,273)	(197,634)	(507,200)	178,507	(127,678)	98,491	149,320	484,288	633,608

Quarterly Free Cash Flow (Non-GAAP)

	2017				2016
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2016
Cash flow from operating activities	$78,071	$155,877	$268,017	$501,965	$133,413	$207,868	$231,665	$572,946	$289,029	$861,975
Less: Capital expenditures	(42,259)	(48,335)	(59,555)	(150,149)	(37,230)	(35,422)	(43,116)	(115,768)	(49,437)	(165,205)
Plus: Cash taxes paid for gains on dispositions[1]	—	42,955	5,651	48,606	—	435	217	652	217	869
Plus: Cash paid for Wellsite separation costs	—	—	369	369	—	—	—	—	—	—
Free cash flow	$35,812	$150,497	$214,482	$400,791	$96,183	$172,881	$188,766	$457,830	$239,809	$697,639

Free cash flow as a percentage of revenue	2.0%	7.5%	10.7%	6.9%	5.9%	10.3%	11.1%	9.1%	13.5%	10.3%

Free cash flow as a percentage of net earnings	20.8%	91.7%	119.9%	77.8%	96.8%	146.2%	145.1%	131.7%	148.8%	137.1%

[1] Federal and state tax payments related to the gains on the dispositions of Performance Motorsports in 2017 and Tipper Tie and Texas Hydraulics in 2016.

Revenue Growth Factors

	Three Months Ended September 30, 2017
	Engineered Systems	Fluids	Refrigeration & Food Equipment	Energy	Total
Organic	7%	5%	2%	31%	9%
Acquisitions	8%	30%	—%	—%	10%
Dispositions	(3)%	—%	(6)%	—%	(3)%
Currency translation	1%	1%	1%	—%	1%
Total *	13%	36%	(3)%	32%	17%

* Totals may be impacted by rounding.

	Nine Months Ended September 30, 2017
	Engineered Systems	Fluids	Refrigeration & Food Equipment	Energy	Total
Organic	5%	2%	4%	28%	8%
Acquisitions	9%	33%	—%	—%	11%
Dispositions	(4)%	—%	(6)%	—%	(3)%
Currency translation	—%	(1)%	—%	—%	—%
Total *	10%	35%	(2)%	28%	16%

* Totals may be impacted by rounding.

Non-GAAP Disclosures:

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings, adjusted diluted earnings per common share, free cash flow and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted earnings per common share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies. Adjusted net earnings represents net earnings adjusted for gains on disposition of businesses and a product recall charge. Adjusted diluted earnings per common share represents adjusted net earnings divided by average diluted shares. Management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. Free cash flow represents net cash provided by operating activities minus capital expenditures, plus the add back of cash taxes paid for gains on dispositions (which reflect tax payments on disposition-related investing activities) and cash paid for the Wellsite separation costs. Management believes that free cash flow is an important measure of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock. Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue performance and trends between periods.